Exhibit (c)-(3)

Note: Houlihan Lokey has consented to the inclusion of its analyses and opinion as exhibits to this proxy statement

Project Capetown Draft – Discussion Material To the Special Committee of Board of Directors of China Hydroelectric Corporation Confidential MERGERS & ACQUISITIONS CAPITAL MARKETS FINANCIAL RESTRUCTURING FINANCIAL ADVISORY SERVICES HL.com

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Project Capetown
Discussion Materials

# Transaction Value Overview

## Summary of Proposed Transaction Value

*(dollars and ADS in millions, except per ADS values)*

| | Security | ADS Outstanding[1] | Per ADS Transaction Consideration |
|---|---|---|---|
| | | | NewQuest |
| | ADS | 54.1 | $2.97 |
| **Implied Values** | | | |
| **Implied Common Equity** | | | $160.8 |
| Adjustments: | | | |
| Debt[2] | | | 252.9 |
| Cash[2,3] | | | (17.7) |
| Minority Interest[2] | | | 0.5 |
| **Implied Enterprise Value** | | | $396.6 |
| **Implied Transaction Multiples** | | | |
| | | | Implied Enterprise Value |
| **Revenue[4]** | | | |
| LTM 9/30/13 | | | 5.16x |
| NFY 2013E | | | 5.15x |
| NFY+1 2014E | | | 5.45x |
| **Adjusted EBITDA[4]** | | | |
| LTM 9/30/13 | | | 8.1x |
| NFY 2013E | | | 7.5x |
| NFY+1 2014E | | | 8.2x |
| | | | Implied Common Equity |
| **Adjusted Net Income[4]** | | | |
| LTM 9/30/13 | | | nm |
| NFY 2013E | | | 34.8x |
| NFY+1 2014E | | | 69.5x |

## Implied Premiums to Historical ADS Trading Prices

| Trading Period Prior to 9/4/13 | Closing ADS Price | Implied Premium of Per ADS Transaction Consideration over Average Closing ADS Price |
|---|---|---|
| | | NewQuest |
| Current (12/6/2013) | $2.56 | 16.0% |
| 1 Day | $2.23 | 33.2% |
| 5 Day Average | $2.25 | 32.1% |
| 10 Day Average | $2.27 | 31.1% |
| 1 Month Average | $2.26 | 31.7% |
| 3 Month Average | $2.30 | 29.2% |
| 6 Month Average | $2.45 | 21.0% |
| 1 Year Average | $2.09 | 42.0% |
| 52 Week High 4/10/2013 | $3.25 | (8.6%) |
| 52 Week Low 9/10/2012 | $0.98 | 203.1% |
| IPO 1/25/2010 | $16.00[5] | (81.4%) |

*Source: Company filings; LTM financial per Company filings, NFY and NFY+1 financials per Company management;*

*Notes:*

1. *Based on 54,147,711 fully diluted ADS outstanding calculated by adding basic ADS outstanding reported by the Company's 6K filing as of November 26, 2013 and options granted to employees (exercisable at US$0.46 per ordinary share), which are in-the-money under NewQuest's offer price*
2. *Debt, cash and short term investments, and minority interest are based on Company financials as of September 30, 2013*
3. *Cash and short term investments includes cash, cash equivalent and restricted cash*
4. *Based on Company filings and management projections; represents results from continuing operations*
5. *IPO price includes warrants of US$1.20 per ADS*

*LTM refers to the most recently completed twelve month period for which financial information has been made public*
*NFY refers to next fiscal year*
*NFY+1 refers to the year after next fiscal year*
*nm refers to not meaningful figure, P/E multiples higher than 100x are listed as "nm"*

Preliminary – Subject to further review

Houlihan Lokey | 2

Project Capetown
Discussion Materials

# Shareholder Structure

## Ownership Structure

| Shareholders | ADS (million)[1] | Ownership %[1] | Estimated Buy-in Price[2] |
|---|---|---|---|
| **Buyer Group** | | | |
| CPI Ballpark Investment Ltd. (NewQuest) | 29.246 | 54.0% | $4.60 |
| **Unaffiliated Top 10 Shareholders** | | | |
| Jennison Associates LLC | 6.536 | 12.1% | $10.24 |
| Swiss Reinsurance Co., Asset Management Arm | 3.371 | 6.2% | 0.96 |
| Tsing Capital | 2.613 | 4.8% | 8.58 |
| FourWinds Capital Management | 1.981 | 3.7% | 8.44 |
| Citigroup Inc., Asset Management Arm | 1.077 | 2.0% | 7.18 |
| Abrax (Hong Kong) | 0.772 | 1.4% | 0.96 |
| IWU International Ltd. | 0.362 | 0.7% | 0.96 |
| HSBC Global Asset Management (UK) Limited | 0.255 | 0.5% | 2.64 |
| Renaissance Technologies Corp. | 0.136 | 0.3% | 2.39 |
| California Public Employees' Retirement System | 0.116 | 0.2% | 3.71 |
| Total Top 10 Unafiliated Shareholders | 17.218 | 31.8% | |
| **Insiders** | | | |
| Lin You-Su (Interim CEO, Director) | 0.715 | 1.3% | $1.92 |
| Other Directors | 0.021 | 0.04% | |
| Total Insiders Holding | 0.736 | 1.4% | |
| **Other Shareholders** | | | |
| Others | 6.943 | 12.8% | |
| Total Shareholders | 54.142 | 100.0% | |

## Ownership Summary[1]


Others
12.8%
Top 10
Unaffiliated
Shareholders
31.8%
NewQuest
54.0%
Insiders 1.4%

*NewQuest also holds warrants to acquire ordinary shares of the Company, which, if exercised in full, would increase its ownership of the Company to approximately 56.7% of the Company's outstanding ordinary shares[3]*

*Source: Company filings, CapitalIQ*
*Note:*
1. *Based on 54,147,711 fully diluted ADS outstanding calculated by adding basic ADS outstanding reported by the Company's 6K filing as of November 26, 2013 and options granted to employees (exercisable at US$0.46 per ordinary share), which are in-the-money under NewQuest's offer price*
2. *Estimates based on changes in position held by the shareholders and average trading price of the ADS during the period*
3. *These warrants have an exercise price of US$1.15 per ordinary share or US$3.45 per ADS according to 13D filing as of July 31, 2013. As the warrants are out-of-the-money at the moment, according to treasury stock method, they are not included in the base case share count or ownership calculation*

Preliminary – Subject to further review
HOULIHAN LOKEY | 3

ADS Trading History 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 1/25/10 5/25/10 9/25/10 1/25/11 5/25/11 9/25/11 1/25/12 5/25/12 9/25/12 1/25/13 5/25/13 9/25/13 Daily Volume (MMs) Closing Stock Price (US $) Daily Volume (MM) China Hydroelectric Corporation NewQuest Proposed per ADS Transaction Consideration ADS Price & Volume History Source: Company filings, Capital IQ, Note: 1. IPO price includes warrant of US$1.20 per ADS Price & Volume Statistics 1-Week Avg. Daily Volume 120,690 1-Month Avg. Daily Volume 63,590 3-Month Avg. Daily Volume 73,380 6-Month Avg. Daily Volume 70,600 1 -Year Avg. Daily Volume 77,490 IPO Price (1/25/2010)1 $16.00 52 Week High (4/11/2013) $3.25 52 Week Low (12/27/2012) $1.41 All Time High (1/25/2010) $14.25 All Time Low (10/7/2011) $0.67 3/02/12: CHC completed sale of its Yuanping hydroelectric power project, for $22.0 million 9/28/12:A group of shareholders called for an extraordinary general meeting (EGM), seeking to replace all Board members not located in the PRC with their own nominees, as well as removing the senior executives and founders of CHC 8/22/12: CHC President James Li resigned 9/29/2012: 66.8% shareholders voted in favor of the appointment of Amit Gupta, Moonkyung Kim, Jui Kian Lim, and Yun Pun Wong and the removal of John D. Kuhns (founder), Richard H. Hochman, Anthony Dixon and Stephen Outerbridge as directors 8/29/2013: CHC completed sale of its Yuheng hydroelectric power project for approximately $44.3 million 9/25/2013: CHC announced establishment of a special committee to evaluate the non-binding proposal 9/4/2013: CHC announced receipt of a non-binding proposal from NewQuest to acquire the Company at $2.97 per ADS 2/12/10: CHC received RMB 3 billion ($440 million) loan framework agreement from Bank of China 9/13/10: CHC announced acquisition of 44 MW hydroelectric power project in Yunnan Province for total of $57.0 million 4/10/11: CHC completed acquisition of Dazhaihe project, for $17.8 million 4/14/10: CHC announced acquisition of 19 MW hydroelectric power project in Yunnan Province 11/8/10: CHC signed definitive agreement to acquire 55.4 MW Taiyu Hydroelectric Power Projects in Fujian Province and 15 MW Dazhaihe project 10/16/12: CHC appointed You-Su, Lin as the interim CEO and Amit Gupta as the Chairman of the Board 9/23/2013: CHC announced Mr. Shadron Lee Stastney of Vicis Capital resigned from CHC’s Board 8/21/2013: CHC announced the appointment of Mr. Allard Nooy as a Board member and Daniel Chan as COO 1/25/10: IPO on NYSE at US$14.80 per ADS plus one warrant at US$1.20 Preliminary – Subject to further review

Relative Performance 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% 160.0% 180.0% 1/25/10 5/25/10 9/25/10 1/25/11 5/25/11 9/25/11 1/25/12 5/25/12 9/25/12 1/25/13 5/25/13 9/25/13 Indexed Prices S&P 500 Index: +64.6% US Listed Hydroelectric Selected Companies1: +52.8% China Hydroelectric Selected Companies3: -6.4% Emerging Market Hydroelectric Selected Companies2: -7.6% China Hydroelectric Corporation: -81.6% Indexed ADS Price Performance Since IPO Source: Capital IQ Note: 1. The index of US Listed Hydroelectric Selected Companies includes IdaCorp, Inc., and Avista Corp. 2. The index of Emerging Market Hydroelectric Selected Companies includes Tractebel Energia S.A., RusHydro, NHPC Ltd., Jaiprakash Power Ventures Limited, AES Tietê S.A., Duke Energy International, Geração Paranapanema S.A.,SJVN Limited, and Vinh Son-Song Hinh Hydro Power Joint Stock Company 3. The index of China Hydroelectric Selected Companies includes China Yangtze Power Co. Ltd., Sichuan Chuantou Energy Co Ltd, Guizhou Qianyuan Power Co., Ltd., Sichuan Xichang Electric Power Company Ltd., Chongqing Three Gorges Water Conservancy and Electric Power Co.,Ltd., Hunan Fazhan Industrial Co., Ltd., Sichuan Mingxing Electric Power Co., Ltd., and Haitian Hydropower International Limited Preliminary – Subject to further review

Project Capetown
Discussion Materials

# Representative Levels

*(dollars in millions)*

| | Fiscal Year Ended December 31, | | | LTM Ended | Fiscal Year Ending December 31, | | | | | | CAGR[1] |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | 2010 | 2011 | 2012 | 9/30/13 | 2013E | 2014E | 2015E | 2016E | 2017E | 2018E | 2012-2018E |
| **Revenues**[2] | **$58.2** | **$54.6** | **$85.4** | **$76.8** | **$77.0** | **$72.8** | **$72.8** | **$72.8** | **$72.8** | **$72.8** | (2.6%) |
| *Growth %* | *81.9%* | *(6.1%)* | *56.4%* | | *(9.8%)* | *(5.4%)* | *0.0%* | *0.0%* | *0.0%* | *0.0%* | |
| Cost of Revenues[3] | (22.7) | (31.3) | (35.8) | (35.3) | (35.1) | (35.3) | (35.1) | (35.7) | (35.3) | (35.5) | |
| **Gross Profit** | **$35.5** | **$23.3** | **$49.6** | **$41.5** | **$41.9** | **$37.5** | **$37.7** | **$37.1** | **$37.5** | **$37.3** | (4.6%) |
| *Margin %* | *61.0%* | *42.6%* | *58.1%* | *54.0%* | *54.4%* | *51.5%* | *51.8%* | *51.0%* | *51.5%* | *51.2%* | |
| General & Administrative | (19.2) | (28.9) | (20.3) | (16.2) | (12.6) | (12.8) | (11.8) | (11.8) | (11.8) | (11.8) | |
| Depreciation & Amortization | 16.9 | 23.3 | 23.8 | 23.6 | 23.7 | 23.9 | 23.9 | 23.9 | 23.9 | 23.9 | |
| Total Adjustments[4] | 0.0 | 3.4 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | |
| **Adjusted EBITDA** | **$33.3** | **$21.1** | **$53.0** | **$48.9** | **$53.0** | **$48.6** | **$49.8** | **$49.3** | **$49.6** | **$49.4** | (1.2%) |
| *Margin %* | *57.2%* | *38.7%* | *62.1%* | *63.7%* | *68.9%* | *66.8%* | *68.4%* | *67.6%* | *68.1%* | *67.9%* | |
| Depreciation & Amortization | (16.9) | (23.3) | (23.8) | (23.6) | (23.7) | (23.9) | (23.9) | (23.9) | (23.9) | (23.9) | |
| **Adjusted EBIT** | **$16.3** | **($2.2)** | **$29.2** | **$25.4** | **$29.3** | **$24.7** | **$25.9** | **$25.4** | **$25.7** | **$25.5** | (2.3%) |
| *Margin %* | *28.1%* | *(4.1%)* | *34.2%* | *33.0%* | *38.1%* | *33.9%* | *35.5%* | *34.8%* | *35.3%* | *35.0%* | |
| Interest Expense, net | (13.1) | (24.7) | (28.0) | (24.6) | (23.1) | (21.7) | (19.2) | (16.5) | (13.6) | (10.7) | |
| Other Income (Expenses) and Nonrecurring Gain (Loss) | (0.3) | (0.2) | 0.1 | 0.9 | 0.9 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | |
| **Adjusted Pre-tax Income** | **$3.3** | **($26.9)** | **$1.3** | **$0.7** | **$6.3** | **$3.0** | **$6.7** | **$8.8** | **$12.1** | **$14.8** | 50.8% |
| Taxes (Statutory tax rate of 25%) | (0.8) | 6.7 | (0.3) | (0.2) | (1.6) | (0.7) | (1.7) | (2.2) | (3.0) | (3.7) | |
| Net Income from continuing operation before minority interest | 2.5 | (20.2) | 0.9 | 0.6 | 4.7 | 2.2 | 5.0 | 6.6 | 9.1 | 11.1 | |
| Minority Interest | (0.2) | 9.9 | (0.1) | 0.0 | (0.1) | 0.1 | 0.0 | 0.0 | 0.0 | (0.1) | |
| **Adjusted Net Income** | **$2.2** | **($10.3)** | **$0.9** | **$0.6** | **$4.6** | **$2.3** | **$5.1** | **$6.7** | **$9.1** | **$11.0** | 53.2% |
| *Margin %* | *3.8%* | *(18.8%)* | *1.0%* | *0.8%* | *6.0%* | *3.2%* | *7.0%* | *9.1%* | *12.5%* | *15.1%* | |

*Source: Company filings, CapitalIQ; projections per Company management*

*Notes:*

1. *CAGR refers to compound annual growth rate*
2. *Revenues from continuing operations*
3. *Cost of revenues include depreciation and amortization*
4. *Adjustments to 2011 include counsel fees of $1.6 million for non-recurring extraordinary general meeting of shareholders and termination costs of $1.8 million to John Kuhns and Mary Fellows, former CHC senior management*

Preliminary – Subject to further review

HOULIHAN LOKEY | 6

Project Capetown
Discussion Materials

# Representative Levels (cont.)

*(dollars in millions)*

| | Fiscal Year Ended December 31, | | | LTM Ended | Fiscal Year Ending December 31, | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | 2010 | 2011 | 2012 | 9/30/13 | 2013E | 2014E | 2015E | 2016E | 2017E | 2018E |
| **Additional Operational Details** | | | | | | | | | | |
| Total Installed Capacity (MW) | 502.8 | 517.8 | 517.8 | 517.8 | 517.8 | 517.8 | 517.8 | 517.8 | 517.8 | 517.8 |
| # of Hydro Plants | 26 | 26 | 25 | 25 | 25 | 25 | 25 | 25 | 25 | 25 |
| Electricity Sold (million kWh) | 1,263.7 | 1,262.3 | 1,768.0 | 1,581.2 | 1,574.6 | 1,545.1 | 1,545.1 | 1,545.1 | 1,545.1 | 1,545.1 |
| Blended Effective Tariff (RMB/kWh) | 0.34 | 0.30 | 0.33 | | 0.32 | 0.31 | 0.31 | 0.31 | 0.31 | 0.31 |
| Blended Utilization Rate (Capacity Factor) | 39.4% | 28.0% | 39.5% | | 35.1% | 34.9% | 34.9% | 34.9% | 34.9% | 34.9% |
| Power Generation Cost (RMB/kWh) | 0.12 | 0.16 | 0.13 | 0.14 | 0.14 | 0.14 | 0.14 | 0.14 | 0.14 | 0.14 |
| **Additional Financial Information** | | | | | | | | | | |
| Capital Expenditures | $7.4 | $4.8 | $14.0 | $5.3 | $0.1 | $1.0 | $1.6 | $3.1 | $0.6 | $1.3 |
| Net Working Capital | ($63.5) | ($74.6) | ($36.9) | ($38.6) | ($31.1) | ($30.4) | ($29.2) | ($28.2) | ($27.1) | ($26.2) |
| Days Sales Outstanding (DSO) | 40.1 | 28.8 | 21.4 | 31.3 | 27.5 | 26.3 | 23.5 | 23.5 | 23.5 | 23.5 |
| Days Payables Outstanding (DPO) | 135.0 | 168.8 | 106.2 | 63.7 | 107.6 | 106.2 | 97.7 | 94.0 | 97.4 | 95.3 |
| Total Debt | $302.8 | $287.9 | $270.2 | $252.9 | $258.7 | $237.7 | $205.0 | $172.0 | $137.1 | $107.2 |
| Debt /EBITDA | 9.1x | 13.6x | 5.1x | 5.2x | 4.9x | 4.9x | 4.1x | 3.5x | 2.8x | 2.2x |
| Debt to Equity | 72.6% | 72.9% | 68.8% | 62.6% | 65.7% | 60.2% | 51.3% | 42.5% | 33.2% | 25.3% |
| Blended Interest Rate % | 5.1% | 8.4% | 10.1% | 9.1% | 8.8% | 8.8% | 8.7% | 8.8% | 8.8% | 8.8% |
| Total Cash | $33.5 | $8.4 | $13.1 | $17.7 | $14.9 | $17.6 | $11.0 | $4.6 | $0.3 | $2.5 |
| **Ratios** | | | | | | | | | | |
| Revenue Growth % | 81.9% | (6.1%) | 56.4% | (3.1%) | (9.8%) | (5.4%) | 0.0% | 0.0% | 0.0% | 0.0% |
| Gross Margin % | 61.0% | 42.6% | 58.1% | 54.0% | 54.4% | 51.5% | 51.8% | 51.0% | 51.5% | 51.2% |
| EBITDA Margin % | 57.2% | 38.7% | 62.1% | 63.7% | 68.9% | 66.8% | 68.4% | 67.6% | 68.1% | 67.9% |
| EBIT Margin % | 28.1% | (4.1%) | 34.2% | 33.0% | 38.1% | 33.9% | 35.5% | 34.8% | 35.3% | 35.0% |
| Net Margin % | 3.8% | (18.8%) | 1.0% | 0.8% | 6.0% | 3.2% | 7.0% | 9.1% | 12.5% | 15.1% |

*Source: Company filings, Capital IQ; projections per Company management*
*Notes:*
*DSO calculated as the average of beginning and ending balance of accounts receivable/total sales * number of days in a year*
*DPO calculated as the average of beginning and ending balance of accounts payable/total cost of goods sold excluding D&A * number of days in a year*
*Capital expenditure includes payments to contractors for construction projects*

Preliminary – Subject to further review
HOULIHAN LOKEY | 7

Historical Income Statement Source: Company filings Notes: 1. Revenues from continuing operations (dollars in millions) Fiscal Year Ended December 31, LTM 2008 2009 2010 2011 2012 9/30/13 Revenues1 $14.4 $32.0 $58.2 $54.6 $85.4 $76.8 Cost of Revenues (5.7) (15.3) (22.7) (31.3) (35.8) (35.3) Gross Profit $8.7 $16.6 $35.5 $23.3 $49.6 $41.5 Operating Expenses: General & Administrative (6.7) (8.9) (19.2) (28.9) (20.3) (16.2) Other Operating Expenses 0.0 0.0 0.0 0.0 0.0 0.0 Total Operating Expenses (6.7) (8.9) (19.2) (28.9) (20.3) (16.2) Impairment loss 0.0 0.0 0.0 (23.0) 0.0 0.0 Operating Income $2.0 $7.7 $16.3 ($28.6) $29.2 $25.4 Interest (Expense) (5.3) (11.8) (13.9) (24.8) (28.1) (24.8) Interest Income 1.3 0.5 0.8 0.1 0.1 0.1 Other Income (Expenses) (1.0) (14.1) (0.3) (0.2) 0.1 0.9 Nonrecurring Gain (Loss) 0.0 0.0 0.0 0.0 0.0 0.0 Pre-tax Income (Loss) ($3.0) ($17.7) $3.0 ($53.5) $1.4 $1.7 Income (Taxes) Credit (0.4) (1.3) (3.2) (1.5) (6.5) (4.5) Minority Interest 0.0 0.0 (0.2) 9.9 (0.1) 0.0 Net Income (Loss), Continuing Operations ($3.3) ($18.9) ($0.5) ($45.1) ($5.2) ($2.8) Net Income (Loss), Discontinued Operations (0.7) (0.5) 4.2 (0.3) 3.9 1.1 Net Income (Loss) ($4.0) ($19.4) $3.7 ($45.4) ($1.2) ($1.7) Preliminary – Subject to further review

Historical Balance Sheet Source: Company filings (dollars in millions) As of Assets 2010 2011 2012 9/30/13 Current Assets: Cash & Cash Equivalents (including Restricted Cash) $33.5 $8.4 $13.1 $17.7 Accounts Receivable 4.4 4.2 5.8 6.3 Deferred Tax Assets 1.3 1.8 1.7 1.8 Other Current Assets 15.4 24.7 16.1 3.8 Total Current Assets $54.5 $39.1 $36.7 $29.5 Land Use Right 48.9 50.7 48.6 48.8 PP&E 583.7 581.0 548.5 539.7 Intangible Assets, net 6.2 5.8 4.7 4.7 Goodwill 135.2 135.7 112.5 115.0 Other Assets 1.2 2.7 3.3 3.4 Total Assets $829.8 $814.9 $754.3 $741.2 Liabilities & Stockholders' Equity Current Liabilities: Accounts Payable $4.8 $5.3 $3.1 $2.0 Current Maturities 78.5 72.5 57.2 51.6 Accrued Expenses 66.9 75.0 43.8 33.6 Warrant Liabilities 0.0 0.4 0.8 0.6 Amounts Due to Related Parties 12.9 12.2 12.7 14.4 Other Current Liabilities 0.0 12.5 0.0 0.0 Total Current Liabilities $163.1 $177.9 $117.7 $102.1 Long-Term Loans 224.3 215.4 213.0 201.3 Deferred Tax Liabilities 25.4 26.6 24.3 24.5 Other Non-current Liabilities 0.1 0.2 6.8 9.3 Total Liabilities $412.8 $420.0 $361.8 $337.1 Noncontrolling Interests 11.1 0.5 0.6 0.5 Stockholders' Equity: Total Stockholders' Equity 417.0 394.9 392.5 404.1 Total Liabilities & Stockholders' Equity $829.8 $814.9 $754.3 $741.2 Preliminary – Subject to further review

Project Capetown
Discussion Materials

# Selected Companies Trading Statistics

*(dollars in millions, except per share / ADS value)*

| Company | Country | Listing Exchange | Price 12/6/2013 ($) | Equity Value ($mm) | Enterprise Value [1] ($mm) | Enterprise Value / EBITDA LTM (x) | EV/EBITDA FY13 (x) | EV/EBITDA FY14 (x) | P/E LTM (x) | P/E FY13 (x) | P/E FY14 (x) | EV/MW ($/W) | P/BV (x) | P/TBV (x) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **China and HK listed Hydro Selected Companies** | | | | | | | | | | | | | | |
| China Yangtze Power | China | SHSE | $1.08 | $17,878 | $27,026 | 7.8x | 8.3x | 8.0x | 14.8x | 11.3x | 10.7x | 1.04 | 1.42x | 1.42x |
| Sichuan Chuantou Energy | China | SHSE | 1.94 | 3,811 | 4,863 | 39.4x | 37.7x | 35.3x | 18.3x | 17.8x | 10.2x | 1.70 | 2.37x | 2.38x |
| Guizhou Qianyuan Power | China | SZSE | 1.71 | 349 | 2,687 | 22.2x | nm | nm | nm | 9.2x | 9.7x | 1.09 | 1.24x | 1.25x |
| Chongqing Three Gorges | China | SHSE | 1.79 | 478 | 676 | 16.7x | nm | nm | 31.9x | nm | nm | 3.25 | 2.63x | 2.70x |
| Hunan Farhan Industrial | China | SZSE | 1.21 | 586 | 623 | 21.7x | nm | nm | 20.6x | nm | nm | 4.45 | 1.60x | 1.61x |
| Sichuan Xichang Electric Power | China | SHSE | 1.55 | 566 | 622 | 18.8x | nm | nm | 34.3x | nm | nm | 6.25 | 3.85x | 4.04x |
| Sichuan Mingxing Electric Power | China | SHSE | 1.51 | 491 | 435 | 14.2x | na | na | 14.5x | na | na | 2.99 | 1.67x | 1.89x |
| Haitian Hydropower International | China | SEHK | 0.07 | 74 | 81 | 25.1x | nm | nm | 118.0x | nm | nm | 3.09 | 1.42x | 4.24x |
| **Mean** | | | | | | **20.7x** | **23.0x** | **21.6x** | **36.1x** | **12.8x** | **10.2x** | **2.98** | **2.02x** | **2.44x** |
| **Median** | | | | | | **20.3x** | **23.0x** | **21.6x** | **20.6x** | **11.3x** | **10.2x** | **3.04** | **1.63x** | **2.14x** |
| **High** | | | | | | **39.4x** | **37.7x** | **35.3x** | **118.0x** | **17.8x** | **10.7x** | **6.25** | **3.85x** | **4.24x** |
| **Low** | | | | | | **7.8x** | **8.3x** | **8.0x** | **14.5x** | **9.2x** | **9.7x** | **1.04** | **1.24x** | **1.25x** |
| **Emerging Markets Hydroelectric Selected Companies** | | | | | | | | | | | | | | |
| Tractebel Energia S.A. | Brazil | BOVESPA | $15.96 | $10,417 | $11,579 | 8.5x | 8.5x | 7.5x | 15.4x | 16.1x | 13.4x | 1.68 | 4.58x | 4.69x |
| RusHydro | Russia | MICEX | 0.02 | 5,300 | 9,583 | 7.5x | 4.6x | 4.5x | 13.2x | 5.4x | 5.7x | 0.26 | 0.34x | 0.34x |
| NHPC Ltd. | India | BSE | 0.30 | 3,663 | 6,010 | 8.6x | 8.3x | 7.5x | 9.1x | 9.4x | 8.7x | 1.05 | 0.74x | 0.83x |
| Jaiprakash Power Ventures Limited | India | BSE | 0.33 | 1,004 | 4,632 | 14.5x | 11.0x | 6.0x | 17.6x | 12.9x | 7.7x | 0.84 | 0.95x | 0.95x |
| AES Tietê S.A. | Brazil | BOVESPA | 8.00 | 3,140 | 3,442 | 5.5x | 5.1x | 4.5x | 8.8x | 7.9x | 7.1x | 1.29 | 4.04x | 4.18x |
| Duke Energy International, Geração Paranapanema S.A. | Brazil | BOVESPA | 26.60 | 2,512 | 2,713 | 7.9x | nm | nm | 16.5x | nm | nm | 1.21 | 2.13x | 2.16x |
| SJVN Limited | India | NSEI | 0.35 | 1,434 | 1,457 | 5.9x | 5.4x | 4.2x | 8.0x | 7.9x | 7.3x | 0.76 | 0.96x | 0.96x |
| Vinh Son-Song Hinh Hydro Power Joint Stock Company | Vietnam | HOSE | 0.69 | 142 | 152 | 19.2x | na | na | 22.5x | na | na | 2.30 | 1.18x | 1.18x |
| **Mean** | | | | | | **9.7x** | **7.1x** | **5.70x** | **13.9x** | **9.9x** | **8.3x** | **1.17** | **1.87x** | **1.91x** |
| **Median** | | | | | | **8.2x** | **6.8x** | **5.24x** | **14.3x** | **8.7x** | **7.5x** | **1.13** | **1.07x** | **1.07x** |
| **High** | | | | | | **19.2x** | **11.0x** | **7.5x** | **22.5x** | **16.1x** | **13.4x** | **2.30** | **4.58x** | **4.69x** |
| **Low** | | | | | | **5.5x** | **4.6x** | **4.2x** | **8.0x** | **5.4x** | **5.7x** | **0.26** | **0.34x** | **0.34x** |
| **US Listed Hydroelectric Selected Companies** | | | | | | | | | | | | | | |
| IdaCorp | United States | NYSE | $52.90 | $2,662 | $4,219 | 10.0x | 9.9x | 10.3x | 15.9x | 15.4x | 15.7x | 1.17 | 1.43x | 1.44x |
| Avista Corp. | United States | NYSE | 27.61 | 1,658 | 3,108 | 8.5x | 8.3x | 7.7x | 15.4x | 15.8x | 14.0x | 1.69 | 1.29x | 1.42x |
| **Mean** | | | | | | **9.2x** | **9.1x** | **9.0x** | **15.7x** | **15.6x** | **14.8x** | **1.43** | **1.36x** | **1.43x** |
| **Median** | | | | | | **9.2x** | **9.1x** | **9.0x** | **15.7x** | **15.6x** | **14.8x** | **1.43** | **1.36x** | **1.43x** |
| **High** | | | | | | **10.0x** | **9.9x** | **10.3x** | **15.9x** | **15.8x** | **15.7x** | **1.69** | **1.43x** | **1.44x** |
| **Low** | | | | | | **8.5x** | **8.3x** | **7.7x** | **15.4x** | **15.4x** | **14.0x** | **1.17** | **1.29x** | **1.42x** |
| **China Hydroelectric as of December 06, 2013** | China | NYSE | $2.56 | $139 | $374 | 7.7x | 7.1x | 7.7x | nm | 30.0x | 59.9x | 0.74 | 0.34x | 0.49x |
| **China Hydroelectric (NewQuest Offer)** | China | NYSE | 2.97 | 161 | 397 | 8.1x | 7.5x | 8.2x | nm | 34.8x | 69.5x | 0.78 | 0.40x | 0.57x |

*Sources: public filings, CapitalIQ, analyst reports;*
*Notes: 1. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment*
*LTM refers to the most recently completed twelve month period for which financial information has been made public*
*FY refers to fiscal year*
*na refers to not available figure*
*nm refers to not meaningful figure, Enterprise Value/EBITDA multiples higher than 50x and P/E multiples higher than 100x are listed as "nm"*
*No company used in this analysis for comparative purposes is identical to the Company*

Preliminary – Subject to further review

HOULIHAN LOKEY | 10

Project Capetown
Discussion Materials

# Selected Transactions Analysis

*(dollars in millions, except per share / ADS value)*

| Announce Date | Target | Acquirer | Seller | % Sought (%) | Implied EV ($ million) | Target Installed Capacity (MW) | EV/Target Installed Capacity ($/W) |
|---|---|---|---|---|---|---|---|
| **Target Installed Capacity >1GW** | | | | | | | |
| 9/21/2009 | Datang Yantan Hydropower Co., Ltd. | Guangxi Guiguan Electric Power Co., Ltd. (SHSE:600236) | China Datang Corporation | 70% | $748.3 | 1,000 | $0.75/W |
| 5/27/2008 | Wu Ling Power Corporation | China Power International Development Ltd. (SEHK:2380) | China Power Investment Corporation | 63% | 1,025.9 | 5,840 | 0.18/W |
| Mean | | | | | | | 0.46/W |
| Median | | | | | | | 0.46/W |
| High | | | | | | | 0.75/W |
| Low | | | | | | | 0.18/W |
| **Target Installed Capacity from 100MW to 1GW** | | | | | | | |
| 11/13/2012 | Sichuan Dachuan Power Co., Ltd. | Beijing Jingneng Clean Energy Corp. (SEHK:579) | Beijing Energy Investment Holding Co., Ltd. | 100% | $205.5 | 124 | $1.66/W |
| 12/15/2011 | Chongqing Meixi River Hydropower Development Company Limited | CPI (Fujian) Power Development Limited | Zhe Jiang Outeng Electric Power Group Stock Co., Ltd. | 100% | 54.7 | 129 | 0.42/W |
| 11/10/2011 | Guodian Changyuan Electric Power Co. Ltd., Hydroelectric Assets | Dadu Hydropower Development Co., Ltd. | Guodian Changyuan Electric Power Co. Ltd. (SZSE:000966 | 100% | 168.6 | 225 | 0.75/W |
| 12/29/2009 | Yuneng (Group) Company Limited | Datang International Power Generation Co. Ltd. (SEHK:991) | na | 100% | 196.9 | 820 | 0.24/W |
| 12/28/2009 | Zhuzhou Navigation and Hydropower Complex | Hunan Fazhan Industrial Co., Ltd. (SZSE:000722) | Hunan Fazhan Investment Group Co., Ltd. | 100% | 249.1 | 140 | 1.78/W |
| 6/8/2009 | Leidatan Hydropower Plant Co., Ltd. | Jiangsu ChengXing Phosph-Chemicals Co., Ltd. (SHSE:600078) | Jiangyin Chengxing Industrial Group Co., Ltd. | 55% | 66.5 | 108 | 0.62/W |
| Mean | | | | | | | 0.91/W |
| Median | | | | | | | 0.68/W |
| High | | | | | | | 1.78/W |
| Low | | | | | | | 0.24/W |
| **Target Installed Capacity from 50MW to 100MW** | | | | | | | |
| 7/2/2012 | Guangxi Rongshui Guding Hydropower Co., Ltd. | China Guangdong Nuclear Energy Development Company Limited | Guangdong Meiyan Jixiang Hydropower Co., Ltd. (SHSE:600868) | 95% | $39.7 | 80 | $0.50/W |
| 10/12/2011 | Maweigou Hydropower Co., Ltd. | Huaneng Power International, Inc. (SEHK:902) | na | 100% | 35.7 | 55 | 0.65/W |
| 5/18/2010 | Xi'an Kaixin Enterprise Co., Ltd | Asia Power Corporation Limited (SGX:A03); Asia Power (Hainan) Investment Co., Ltd | na | 52% | 42.8 | 62 | 0.69/W |
| 5/13/2010 | Yunnan Hongshiyan Hydropower Development Co., Ltd. | Sichuan Guangan AAA Public Co., Ltd. (SHSE:600979) | na | 51% | 34.7 | 80 | 0.43/W |
| 1/11/2010 | Guangxi Liuzhou Guilu Hydropower Co., Ltd. | China Guangdong Nuclear Energy Development Company Limited | Guangdong Meiyan Jixiang Hydropower Co., Ltd. (SHSE:600868) | 62% | 79.0 | 56 | 1.42/W |
| 2/13/2008 | Hebei Huadian Complex Pumping-storage Power Co., Ltd. | Huadian Power International Corporation Limited (SEHK:1071) | China Huadian Corporation | 100% | 5.1 | 50 | 0.10/W |
| Mean | | | | | | | 0.63/W |
| Median | | | | | | | 0.57/W |
| High | | | | | | | 1.42/W |
| Low | | | | | | | 0.10/W |

*Source: CapitalIQ, Mergermarket*
*Note:*
*1. Based on reported metric for the most recent LTM period prior to the announcement of the transaction*
*na refers to not available figure or information*
*No transaction used in this analysis for comparative purposes is identical to the Transaction*

*Selected transaction analysis continues on the next page*

Preliminary – Subject to further review
HOULIHAN LOKEY | 11

Project Capetown
Discussion Materials

# Selected Transactions Analysis (cont.)

*(dollars in millions, except per share / ADS value)*

| Announce Date | Target | Acquirer | Seller | % Sought (%) | Implied EV ($ million) | Target Installed Capacity (MW) | EV/Target Installed Capacity ($/W) |
|---|---|---|---|---|---|---|---|
| **Target Installed Capacity < 50MW** | | | | | | | |
| 10/18/2012 | Pingnan County Tuheng Hydropower Co., Ltd. | na | China Hydroelectric Corporation (NYSE:CHC) | 100% | $44.6 | 30 | $1.49/W |
| 7/20/2012 | Pingnan County Wangkeng Hydroelectric Co., Ltd. | China Hydroelectric Corporation (NYSE:CHC) | na | 100% | 59.0 | 40 | 1.48/W |
| 12/6/2011 | Pingnan County Yuanping Hydroelectric Co., Ltd. | na | China Hydroelectric Corporation (NYSE:CHC) | 100% | 22.0 | 16 | 1.37/W |
| 11/9/2010 | Danhaihe Project | China Hydroelectric Corporation (NYSE:CHC) | na | 100% | 17.8 | 15 | 1.19/W |
| 11/8/2010 | Jinling / Jinlong / Jintang / Jinwei Projects | China Hydroelectric Corporation (NYSE:CHC) | Fujian Taiyu Investment, Fengyi Electricity Development and Xinguang Electricity | 100% | 39.1 | 55 | 0.71/W |
| 9/13/2010 | Xiaopengzu Project in Yunnan Province | China Hydroelectric Corporation (NYSE:CHC) | Individual shareholders including Gouding Mao | 100% | 57.5 | 44 | 1.31/W |
| 8/1/2010 | Pugong County Hongda Hydroelectric | China Hydroelectric Corporation (NYSE:CHC) | Yunnan Minfa Hydroelectric Development Group Co., Ltd (96% of holder) and Xiamen Minrui Investment Co., Ltd. (4% shareholder) | 100% | 14.2 | 54 | 0.26/W |
| 4/14/2010 | Yingjiang County Qinrui Husahe Hydropower Co. Ltd | Yunnan Huabang Electric Power Development Co., Ltd., | Dehong Qinrui (Group) Power Investment and Developmen | 100% | 16.8 | 19 | 0.90/W |
| 12/8/2009 | Longquan Ruiyang Cascade II Hydroelectric Co., Ltd. | Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd. | Guangdong Qing Neng Power Generation Group Co., Ltd. | 100% | 23.4 | 32 | 0.73/W |
| 4/10/2009 | Jingrong Industrial Development Co., Ltd. | Shenzhen Zhacheng Hydropower Co., Ltd. | Hunan Zhacheng Hydropower Co., Ltd. | 100% | 2.6 | 8 | 0.34/W |
| 2/23/2009 | Henhou Shangsheng Electric Power Co., Ltd. | Guangxi Guidong Electric Power Co. Ltd. (SHSE:600310) | Zhuhai Kadoo Investment Co., Ltd. | 50% | 2.9 | 12 | 0.24/W |
| 1/12/2009 | Hubei Hongping Power Generation Co., Ltd. | Shenzhen Zhacheng Hydropower Co., Ltd. | Hubei Minyuan Industrial Development Co., Ltd.; Shiyan Juhong Power Development Co., Ltd. | 85% | 10.5 | 16 | 0.64/W |
| 11/25/2008 | Hubei Minyuan Huohe Hydropower Development Co., Ltd. | Shenzhen Zhacheng Hydropower Co., Ltd. | Hubei Minyuan Industrial Development Co., Ltd.; Shiyan Juhong Power Development Co., Ltd. | 88% | 4.6 | 13 | 0.36/W |
| 6/15/2008 | Jingrong Industrial Development Co., Ltd. | Hunan Zhacheng Hydropower Co., Ltd. | na | 100% | 7.2 | 8 | 0.97/W |
| **Mean (excluding CHC transactions)** | | | | | | | 0.51/W |
| **Median (excluding CHC transactions)** | | | | | | | 0.36/W |
| **High (excluding CHC transactions)** | | | | | | | 0.97/W |
| **Low (excluding CHC transactions)** | | | | | | | 0.24/W |
| **Mean** | | | | | | | 0.86/W |
| **Median** | | | | | | | 0.82/W |
| **High** | | | | | | | 1.49/W |
| **Low** | | | | | | | 0.24/W |
| **China Hydroelectric as of December 6, 2013** | | | | 100% | $374.4 | 506 | $0.74/W |
| **China Hydroelectric (NewQuest Offer)** | | | | 100% | 396.6 | 506 | 0.78/W |

*Source: Capital IQ, Mergermarket*
*Based on reported metric for the most recent LTM period prior to the announcement of the transaction*
*na refers to not available*
*No transaction used in this analysis for comparative purposes is identical to the Transaction*
*Red boxed indicates transactions involving China Hydroelectric. Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd. operates as a subsidiary of China Hydroelectric Corporation.*

Preliminary – Subject to further review

HOULIHAN LOKEY | 12

Benchmarking Analysis1 Source: Public filings, analyst reports, Company management Note: 1. No company used for comparative purposes is identical to the Company 2. Based on public trading prices of common stock 3. LTM refers to the most recently completed twelve month period for which financial information has been made public na refers to not available Size Size2 Historical Growth Historical Growth LTM Revenue, millions Enterprise Value as of 12/6/13 (millions) FY2010 - FY2012 Revenue CAGR FY2011 - FY2012 Revenue Name Value Name Value Name Value Name Value RusHydro $9,335.7 China Yangtze Power $27,025.9 Jaiprakash Power Ventures 82.7% Guizhou Qianyuan Power 81.3% China Yangtze Power $3,931.9 Tractebel Energia S.A. $11,578.9 China Hydroelectric Corporation 21.2% China Hydroelectric Corporation 56.4% Tractebel Energia S.A. $2,294.4 RusHydro $9,582.7 Chongqing Three Gorges 13.4% Jaiprakash Power Ventures 52.2% Avista Corp. $1,581.4 NHPC $6,009.9 Duke Energy International 13.1% Hunan Fazhan Industrial 36.9% IdaCorp $1,200.8 Sichuan Chuantou Energy $4,863.2 RusHydro 12.4% Haitian Hydropower Int'l. 26.6% NHPC $1,041.8 Jaiprakash Power Ventures $4,632.1 NHPC 11.6% China Yangtze Power 24.5% AES Tietê S.A. $983.0 IdaCorp $4,219.0 Guizhou Qianyuan Power 10.7% Duke Energy International 15.2% Duke Energy International $491.1 AES Tietê S.A. $3,441.8 Sichuan Xichang Electric Power 10.2% Chongqing Three Gorges 14.4% Jaiprakash Power Ventures $400.1 Avista Corp. $3,107.7 AES Tietê S.A. 9.7% Tractebel Energia S.A. 13.5% SJVN $283.9 Duke Energy International $2,713.3 Tractebel Energia S.A. 9.5% Sichuan Mingxing Electric Power 12.4% Chongqing Three Gorges $194.2 Guizhou Qianyuan Power $2,687.0 China Yangtze Power 8.6% AES Tietê S.A. 12.0% Sichuan Chuantou Energy $190.7 SJVN $1,457.4 Sichuan Mingxing Electric Power 3.9% Sichuan Xichang Electric Power 12.0% Guizhou Qianyuan Power $171.2 Chongqing Three Gorges $675.7 IdaCorp 2.1% RusHydro 10.6% Sichuan Mingxing Electric Power $170.8 Hunan Fazhan Industrial $623.0 Sichuan Chuantou Energy 1.9% IdaCorp 5.3% Sichuan Xichang Electric Power $106.6 Sichuan Xichang Electric Power $621.7 Avista Corp. (0.4%) Sichuan Chuantou Energy (1.2%) China Hydroelectric Corporation $76.8 Sichuan Mingxing Electric Power $435.1 SJVN (4.1%) Avista Corp. (4.5%) Hunan Fazhan Industrial $41.3 China Hydroelectric Corporation $374.4 Haitian Hydropower Int'l. (4.7%) NHPC (11.3%) Vinh Son-Song Hinh Hydro Power $11.5 Vinh Son-Song Hinh Hydro Power $151.8 Vinh Son-Song Hinh Hydro Power (11.5%) SJVN (12.7%) Haitian Hydropower Int'l. $4.5 Haitian Hydropower Int'l. $81.1 Hunan Fazhan Industrial (33.8%) Vinh Son-Song Hinh Hydro Power (27.7%) Projected Growth Historical Growth Historical Growth Projected Growth FY2012 - FY2013 Revenue FY2010 - FY2012 EBITDA CAGR FY2011 - FY2012 EBITDA FY2012 - FY2013 EBITDA Name Value Name Value Name Value Name Value Jaiprakash Power Ventures 46.8% Hunan Fazhan Industrial 89.2% China Hydroelectric Corporation 151.0% RusHydro 81.1% SJVN 14.7% Jaiprakash Power Ventures 73.2% Guizhou Qianyuan Power 91.5% Jaiprakash Power Ventures 32.4% AES Tietê S.A. 9.7% China Hydroelectric Corporation 26.2% Chongqing Three Gorges 62.2% Sichuan Chuantou Energy 16.1% RusHydro 8.7% Chongqing Three Gorges 16.7% Hunan Fazhan Industrial 39.8% IdaCorp 15.4% IdaCorp 7.8% Duke Energy International 13.2% Jaiprakash Power Ventures 32.2% SJVN 14.2% Avista Corp. 7.6% NHPC 11.0% IdaCorp 32.1% Avista Corp. 13.8% Tractebel Energia S.A. 6.3% Tractebel Energia S.A. 10.1% China Yangtze Power 23.8% NHPC 3.3% NHPC 4.7% Guizhou Qianyuan Power 9.3% Duke Energy International 10.3% Tractebel Energia S.A. 2.0% Sichuan Chuantou Energy 3.9% IdaCorp 8.2% Tractebel Energia S.A. 6.8% AES Tietê S.A. 1.8% China Yangtze Power (7.5%) China Yangtze Power 7.7% AES Tietê S.A. 4.6% China Hydroelectric Corporation 0.0% China Hydroelectric Corporation (9.8%) AES Tietê S.A. 7.6% Haitian Hydropower Int'l. 1.6% China Yangtze Power (7.4%) Guizhou Qianyuan Power na Sichuan Mingxing Electric Power 4.4% Sichuan Mingxing Electric Power 1.6% Guizhou Qianyuan Power na Sichuan Xichang Electric Power na Sichuan Chuantou Energy 0.3% Sichuan Chuantou Energy (3.7%) Sichuan Xichang Electric Power na Chongqing Three Gorges na Avista Corp. (0.0%) Avista Corp. (3.9%) Chongqing Three Gorges na Hunan Fazhan Industrial na SJVN (4.9%) Sichuan Xichang Electric Power (12.7%) Hunan Fazhan Industrial na Sichuan Mingxing Electric Power na RusHydro (13.1%) SJVN (13.4%) Sichuan Mingxing Electric Power na Haitian Hydropower Int'l. na Sichuan Xichang Electric Power (14.4%) NHPC (16.5%) Haitian Hydropower Int'l. na Duke Energy International na Haitian Hydropower Int'l. (15.0%) RusHydro (28.7%) Duke Energy International na Vinh Son-Song Hinh Hydro Power na Vinh Son-Song Hinh Hydro Power (18.8%) Vinh Son-Song Hinh Hydro Power (33.8%) Vinh Son-Song Hinh Hydro Power na Preliminary – Subject to further review

Benchmarking Analysis1 (cont.) Source: Public filings, analyst reports, Company management Note: 1. No company used for comparative purposes is identical to the Company 2. Based on public trading prices of common stock 3. LTM refers to the most recently completed twelve month period for which financial information has been made public Profitability Profitability Relative Depreciation Internal Investment LTM EBITDA to LTM Revenue LTM Net Income to LTM Revenue LTM Depreciation to LTM EBITDA LTM Capital Expenditures to LTM Revenue Name Value Name Value Name Value Name Value SJVN 87.0% Sichuan Chuantou Energy 109.5% China Hydroelectric Corporation 48.2% Jaiprakash Power Ventures 342.3% Jaiprakash Power Ventures 79.7% Hunan Fazhan Industrial 68.8% Sichuan Mingxing Electric Power 46.8% Vinh Son-Song Hinh Hydro Power 241.1% China Yangtze Power 78.8% SJVN 63.2% Chongqing Three Gorges 46.3% Guizhou Qianyuan Power 125.0% Haitian Hydropower Int'l. 72.1% Vinh Son-Song Hinh Hydro Power 54.7% Vinh Son-Song Hinh Hydro Power 45.0% SJVN 49.9% Guizhou Qianyuan Power 70.7% NHPC 38.6% RusHydro 43.3% NHPC 37.5% Duke Energy International 70.3% AES Tietê S.A. 36.5% Guizhou Qianyuan Power 40.8% Chongqing Three Gorges 32.1% Hunan Fazhan Industrial 69.4% Duke Energy International 31.0% Sichuan Xichang Electric Power 37.1% Hunan Fazhan Industrial 27.7% Vinh Son-Song Hinh Hydro Power 68.6% China Yangtze Power 30.8% Avista Corp. 35.8% RusHydro 22.4% NHPC 66.9% Tractebel Energia S.A. 29.4% Sichuan Chuantou Energy 34.7% Sichuan Xichang Electric Power 20.7% Sichuan Chuantou Energy 64.7% Sichuan Mingxing Electric Power 19.8% IdaCorp 31.3% Avista Corp. 20.0% China Hydroelectric Corporation 63.7% Sichuan Xichang Electric Power 15.5% China Yangtze Power 30.2% IdaCorp 18.1% AES Tietê S.A. 63.1% Jaiprakash Power Ventures 14.3% SJVN 29.5% Sichuan Mingxing Electric Power 15.8% Tractebel Energia S.A. 59.2% IdaCorp 13.9% NHPC 28.6% Tractebel Energia S.A. 9.0% IdaCorp 35.2% Haitian Hydropower Int'l. 13.9% Duke Energy International 27.2% AES Tietê S.A. 7.8% Sichuan Xichang Electric Power 31.1% Chongqing Three Gorges 7.7% Haitian Hydropower Int'l. 26.7% China Hydroelectric Corporation 6.9% Avista Corp. 23.2% Avista Corp. 6.8% Hunan Fazhan Industrial 21.8% China Yangtze Power 6.7% Chongqing Three Gorges 20.9% RusHydro 4.3% Jaiprakash Power Ventures 19.2% Duke Energy International 3.6% Sichuan Mingxing Electric Power 17.9% China Hydroelectric Corporation 0.8% Tractebel Energia S.A. 18.4% Sichuan Chuantou Energy 2.8% RusHydro 13.8% Guizhou Qianyuan Power (7.8%) AES Tietê S.A. 11.5% Haitian Hydropower Int'l. 0.7% Liquidity Leverage2 Leverage2 Leverage2 Current Ratio as of 12/6/13 Debt to EV as of 12/6/13 Debt to LTM EBITDA Implied Interest Rate (%) Name Value Name Value Name Value Name Value Haitian Hydropower Int'l. 5.0 Jaiprakash Power Ventures 80.8% Guizhou Qianyuan Power 17.2x Haitian Hydropower Int'l. 15.7% SJVN 4.8 Guizhou Qianyuan Power 77.5% Jaiprakash Power Ventures 11.8x China Hydroelectric Corporation 9.1% NHPC 2.0 China Hydroelectric Corporation 67.6% Sichuan Chuantou Energy 8.4x Duke Energy International 8.9% Duke Energy International 1.8 NHPC 55.1% Chongqing Three Gorges 6.6x Sichuan Mingxing Electric Power 8.6% Vinh Son-Song Hinh Hydro Power 1.8 RusHydro 54.0% Haitian Hydropower Int'l. 5.6x NHPC 8.4% IdaCorp 1.7 Avista Corp. 48.6% China Hydroelectric Corporation 5.2x AES Tietê S.A. 7.1% Hunan Fazhan Industrial 1.1 IdaCorp 41.2% Vinh Son-Song Hinh Hydro Power 5.1x Tractebel Energia S.A. 6.5% RusHydro 1.0 Chongqing Three Gorges 39.7% NHPC 4.7x Jaiprakash Power Ventures 6.0% Tractebel Energia S.A. 1.0 China Yangtze Power 36.6% Avista Corp. 4.1x Chongqing Three Gorges 5.7% AES Tietê S.A. 0.9 Vinh Son-Song Hinh Hydro Power 26.3% IdaCorp 4.1x China Yangtze Power 5.4% Avista Corp. 0.9 SJVN 24.3% RusHydro 4.0x IdaCorp 5.3% Sichuan Mingxing Electric Power 0.9 Haitian Hydropower Int'l. 22.1% China Yangtze Power 3.2x Guizhou Qianyuan Power 5.2% Chongqing Three Gorges 0.7 Sichuan Chuantou Energy 21.4% Hunan Fazhan Industrial 2.5x Avista Corp. 4.7% Sichuan Xichang Electric Power 0.5 Duke Energy International 17.0% Sichuan Xichang Electric Power 2.3x Sichuan Chuantou Energy 4.5% Jaiprakash Power Ventures 0.5 AES Tietê S.A. 14.2% SJVN 1.4x Sichuan Xichang Electric Power 3.6% Sichuan Chuantou Energy 0.5 Tractebel Energia S.A. 12.9% Duke Energy International 1.3x RusHydro 3.3% China Hydroelectric Corporation 0.3 Sichuan Xichang Electric Power 12.3% Tractebel Energia S.A. 1.1x SJVN 2.0% China Yangtze Power 0.2 Hunan Fazhan Industrial 11.3% AES Tietê S.A. 0.8x Vinh Son-Song Hinh Hydro Power 0.6% Guizhou Qianyuan Power 0.2 Sichuan Mingxing Electric Power 0.0% Sichuan Mingxing Electric Power 0.0x Hunan Fazhan Industrial 0.4% Preliminary – Subject to further review

Project Capetown
Discussion Materials

# Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

| Announced Date | Closing Date | Company Name | Offer Price[1] (US$) | Price Premium | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | | | | 1-Day Prior | 30-Day VWAP[2] | 60-Day VWAP[2] | 90 -Day VWAP[2] | 180-Day VWAP[2] | 52-Week VWAP[2] | 52-Week High[3] |
| **On-Going Deals** | | | | | | | | | | |
| 11/25/2013 | - | Giant Interactive Group, Inc. | $11.75 | 16.0% | 28.8% | 30.9% | 34.6% | 44.6% | 58.7% | 2.7% |
| 9/30/2013 | - | Charm Communications Inc. | 4.70 | 17.2% | 14.3% | 13.2% | 9.2% | 5.2% | 13.5% | (20.2%) |
| 8/19/2013 | - | Exceed Company Ltd | 1.78 | 19.5% | 24.4% | 27.9% | 30.4% | 30.2% | 24.4% | (3.8%) |
| 6/20/2013 | - | ChinaEdu Corporation | 7.00 | 19.9% | 32.7% | 13.2% | 14.0% | 15.7% | 18.3% | (16.3%) |
| 6/6/2013 | - | iSoftStone Holdings Limited | 5.45 | 12.6% | 32.7% | 20.1% | 16.8% | 15.8% | 12.8% | (23.1%) |
| 5/21/2013 | - | Le Gaga Holdings Ltd | 4.01 | 16.6% | 20.5% | 15.2% | 14.3% | 8.6% | 6.3% | (24.1%) |
| 5/20/2013 | - | Pactera Technology International Ltd. | 7.30 | 38.8% | 34.5% | 19.9% | 14.0% | 8.1% | 2.5% | (33.0%) |
| 3/12/2013 | - | Camelot Information Systems Inc. | 1.85 | 23.3% | 27.6% | 53.7% | 51.5% | 20.7% | (20.0%) | (54.5%) |
| 3/11/2013 | - | Simcere Pharmaceutical Group. | 9.56 | 20.1% | 21.9% | 21.4% | 20.3% | 20.0% | 17.1% | 1.0% |
| 11/2/2012 | - | Trunkbow International Holdings, Ltd. | 1.46 | 24.8% | 48.6% | 54.8% | 49.3% | 6.6% | 1.1% | (39.4%) |
| 10/15/2012 | - | American Lorain Corporation | 1.60 | 28.5% | 30.6% | 34.2% | 36.6% | 23.8% | 20.3% | (8.6%) |
| 10/15/2012 | - | Yongye International, Inc. | 6.69 | 39.7% | 49.2% | 64.0% | 72.7% | 86.9% | 75.5% | 13.4% |
| 10/12/2012 | - | Ninetowns Internet Technology Group Company Ltd. | 2.00 | 85.2% | 79.4% | 81.9% | 73.7% | 62.7% | 62.7% | (2.4%) |
| 1/20/2012 | - | AsiaInfo-Linkage, Inc. | 12.00 | 21.0% | 50.8% | 43.2% | 38.7% | (0.1%) | (13.9%) | (47.6%) |
| 12/13/2011 | - | WSP Holdings Ltd. | 3.20 | 60.0% | 49.2% | 52.5% | 48.0% | (33.0%) | (43.3%) | (61.7%) |
| **On-Going Deals** | | | | | | | | | | |
| Mean | | | | 29.8% | 36.4% | 36.0% | 34.3% | 22.0% | 17.5% | (20.4%) |
| Median | | | | 22.2% | 32.7% | 30.7% | 32.5% | 17.9% | 15.3% | (18.2%) |
| **NewQuest Offer** | | | | | | | | | | |
| 9/4/2013 | - | China Hydroelectric Corporation | 2.97 | 33.2% | 35.8% | 30.6% | 25.2% | 35.6% | 44.1% | (8.6%) |

*Source: Company filings, CapitalIQ*
*Note:*
*na refers to not announced*
1. *As of announcement date or any revised offers received after announcement date*
2. *VWAP stands for Volume Weighted Average Price*
3. *As of announcement date*

Preliminary – Subject to further review

HOULIHAN LOKEY | 15

Project Capetown
Discussion Materials

# Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

| Announced Date | Closing Date | Company Name | Offer Price[1] (US$) | Price Premium 1-Day Prior | 30-Day VWAP[2] | 60-Day VWAP[2] | 90 -Day VWAP[2] | 180-Day VWAP[2] | 52-Week VWAP[2] | 52-Week High[3] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Closed Deals** | | | | | | | | | | |
| 8/13/2012 | 7/30/2013 | LJ International Inc. | $2.00 | 24.2% | 21.4% | 29.2% | 17.6% | 4.7% | (4.1%) | (31.3%) |
| 9/26/2012 | 7/8/2013 | 7 Days Group Holdings Limited | 13.80 | 30.6% | 43.2% | 45.3% | 42.5% | 24.3% | 15.6% | (21.1%) |
| 10/3/2012 | 6/27/2013 | Feihe International, Inc. | 7.40 | 21.3% | 23.6% | 14.9% | 22.9% | 42.8% | 47.9% | (20.4%) |
| 3/27/2012 | 6/27/2013 | Zhongpin, Inc. | 13.50 | 46.6% | 46.5% | 38.6% | 40.3% | 44.7% | 24.4% | (22.0%) |
| 9/12/2012 | 5/30/2013 | 3SBio Inc. | 16.70 | 44.1% | 45.7% | 39.6% | 33.8% | 33.6% | 37.2% | 8.9% |
| 8/13/2012 | 5/23/2013 | Focus Media Holding Ltd. | 27.50 | 17.6% | 36.6% | 33.9% | 28.2% | 28.2% | 26.2% | (16.5%) |
| 2/15/2013 | 5/17/2013 | China Shenghuo Pharmaceutical Holdings, Inc. | 0.16 | 18.5% | 61.5% | 42.8% | 46.0% | (33.0%) | (36.6%) | (78.6%) |
| 9/7/2012 | 4/9/2013 | Syswin Inc. | 2.05 | 28.1% | 45.7% | 39.9% | 43.5% | 112.5% | 103.3% | (12.4%) |
| 7/6/2012 | 3/28/2013 | ShangPharma Corporation | 9.00 | 30.8% | 44.8% | 34.2% | 20.4% | 13.0% | 4.8% | (26.5%) |
| 5/9/2012 | 2/7/2013 | China Nuokang Bio-Pharmaceutical Inc. | 5.80 | 56.8% | 74.0% | 95.9% | 102.9% | 41.3% | 37.3% | (1.4%) |
| 5/21/2012 | 12/28/2012 | Yucheng Technologies Limited | 3.90 | 26.4% | 28.0% | 32.4% | 42.5% | 52.7% | 43.5% | 0.8% |
| 11/3/2010 | 12/27/2012 | Fushi Copperweld, Inc. | 9.50 | 4.4% | 1.6% | 8.0% | 9.4% | (2.0%) | 0.0% | (26.6%) |
| 4/2/2012 | 12/11/2012 | Winner Medical Group Inc. | 4.50 | 32.3% | 29.2% | 40.1% | 46.4% | 31.7% | 12.7% | (15.1%) |
| 1/9/2012 | 11/9/2012 | Pansoft Company Limited | 4.15 | 106.5% | 83.2% | 93.2% | 79.6% | 36.7% | 27.4% | (16.0%) |
| 5/3/2012 | 11/2/2012 | China Mass Media Corp. | 5.00 | 115.5% | 133.1% | 38.9% | (3.2%) | (35.0%) | (38.2%) | (80.8%) |
| 2/21/2012 | 10/31/2012 | China TransInfo Technology Corp. | 5.80 | 12.6% | 26.6% | 40.0% | 52.6% | 67.7% | 47.7% | 11.5% |
| 2/24/2012 | 10/17/2012 | Gushan Environmental Energy Limited | 1.65 | 34.1% | 28.1% | 27.7% | 10.0% | (13.6%) | (31.8%) | (66.7%) |
| 1/6/2012 | 5/15/2012 | Jingwei International Limited | 2.20 | 64.2% | 66.6% | 57.0% | 48.2% | 8.3% | (5.7%) | (46.5%) |
| 10/28/2011 | 4/20/2012 | China Real Estate Information Corporation | 5.73 | 6.1% | 20.1% | 7.0% | (5.8%) | (13.3%) | (21.8%) | (46.3%) |
| 11/14/2011 | 4/17/2012 | China GreenTech Corp. Ltd. | 3.15 | 23.0% | 34.3% | 42.4% | 45.7% | 18.4% | 11.6% | (14.9%) |
| 10/17/2011 | 2/14/2012 | Shanda Interactive Entertainment Ltd. | 41.35 | 23.5% | 26.6% | 25.1% | 20.6% | 2.3% | 2.5% | (23.7%) |
| 3/7/2011 | 11/4/2011 | China Fire & Security Group, Inc. | 9.00 | 43.8% | 52.4% | 40.1% | 28.1% | 12.1% | (13.5%) | (45.4%) |
| 10/11/2010 | 11/1/2011 | Harbin Electric, Inc. | 24.00 | 20.2% | 36.3% | 35.1% | 37.7% | 24.8% | 22.3% | (7.7%) |
| 1/28/2011 | 9/16/2011 | China Security & Surveillance Technology, Inc. | 6.50 | 33.2% | 30.1% | 26.1% | 21.3% | 24.9% | 11.9% | (26.9%) |
| 3/25/2011 | 8/25/2011 | Funtalk China Holdings Limited | 7.20 | 17.1% | 34.2% | 30.6% | 26.7% | 2.9% | 3.9% | (17.5%) |
| 11/11/2010 | 8/19/2011 | Chemspec International Limited | 8.10 | 28.2% | 29.2% | 27.0% | 22.8% | 10.4% | 14.2% | (10.5%) |
| 6/27/2011 | 8/11/2011 | Tiens Biotech Group (USA), Inc. | 1.72 | 67.0% | 44.2% | 31.5% | 27.6% | 21.5% | 16.5% | (13.1%) |
| 4/8/2010 | 4/15/2011 | Tongjitang Chinese Medicines Company | 4.50 | 19.0% | 22.3% | 21.9% | 21.0% | 17.9% | 18.4% | (11.8%) |
| **Closed Deals** | | | | | | | | | | |
| Mean | | | | 35.6% | 41.7% | 37.1% | 33.2% | 20.7% | 13.5% | (24.2%) |
| Median | | | | 28.1% | 35.3% | 34.7% | 28.2% | 20.0% | 13.5% | (19.0%) |
| **Overall** | | | | | | | | | | |
| Mean | | | | 33.5% | 39.8% | 36.7% | 33.6% | 21.2% | 14.9% | (22.8%) |
| Median | | | | 25.6% | 34.2% | 34.1% | 29.3% | 19.2% | 13.8% | (18.9%) |
| **NewQuest Offer** | | | | | | | | | | |
| 9/4/2013 | - | China Hydroelectric Corporation | 2.97 | 33.2% | 35.8% | 30.6% | 25.2% | 35.6% | 44.1% | (8.6%) |

*Source: Company filings, CapitalIQ*
*Note:*
*na refers to not announced*
1. *As of announcement date or any revised offers received after announcement date*
2. *VWAP stands for Volume Weighted Average Price*
3. *As of announcement date*

Preliminary – Subject to further review

HOULIHAN LOKEY | 16

Project Capetown
Discussion Materials

# Illustrative Implied Multiples and Investment Required

*(dollars in millions, except per share / ADS value)*

| Illustrative Purchase Price Per ADS | Implied Share Price | Implied Equity Value[1] | Implied Premium to Pre-Announcement ADS Price | Implied Enterprise Value[1] | Implied EV[1] / EBITDA 12/31/2013 | Implied P/E 12/31/2013 | Total Estimated Implied Investment Required[1] NewQuest |
|---|---|---|---|---|---|---|---|
| Pre-announcement Price (9/3/2013): $2.23 | $0.74 | $120.7 | 0.0% | $356.5 | 6.7x | 26.2x | $55.5 |
| Current Trading Price (12/06/2013): $2.56 | 0.85 | 138.6 | 14.8% | 374.4 | 7.1x | 30.0x | 63.7 |
| NewQuest per ADS Consideration: $2.97 | 0.99 | 160.8 | 33.2% | 396.6 | 7.5x | 34.8x | 74.0 |
| $3.50 | 1.17 | 189.5 | 57.0% | 425.3 | 8.0x | 41.1x | 87.2 |
| 3.75 | 1.25 | 203.1 | 68.2% | 438.8 | 8.3x | 44.0x | 93.4 |
| 4.00 | 1.33 | 216.6 | 79.4% | 452.3 | 8.5x | 46.9x | 99.6 |
| 4.25 | 1.42 | 230.1 | 90.6% | 465.9 | 8.8x | 49.9x | 105.8 |
| 4.50 | 1.50 | 243.7 | 101.8% | 479.4 | 9.0x | 52.8x | 112.1 |
| 4.75 | 1.58 | 257.2 | 113.0% | 493.0 | 9.3x | 55.7x | 118.3 |
| 5.00 | 1.67 | 270.7 | 124.2% | 506.5 | 9.6x | 58.7x | 124.5 |
| 5.25 | 1.75 | 284.3 | 135.4% | 520.0 | 9.8x | 61.6x | 130.7 |
| 5.50 | 1.83 | 297.8 | 146.6% | 533.6 | 10.1x | 64.5x | 137.0 |
| 5.75 | 1.92 | 311.3 | 157.8% | 547.1 | 10.3x | 67.4x | 143.2 |
| 6.00 | 2.00 | 324.9 | 169.1% | 560.6 | 10.6x | 70.4x | 149.4 |

| Additional Investment Required per Selected Price Movements | |
|---|---|
| Per ADS Price Movement | Additional Investment[1] NewQuest |
| $0.05 | $1.2 |
| 0.10 | $2.5 |
| 0.25 | $6.2 |
| 0.50 | $12.5 |
| 1.00 | $24.9 |

*Source: Company filings, CapitalIQ*
*Note:*
1. *Based on 54,147,711 fully diluted ADS outstanding calculated by adding basic ADS outstanding reported by the Company 's 6K filing as of November 26, 2013 and options granted to employees (exercisable at US$0.46 per ordinary share), which are in-the-money under NewQuest's offer price*

Preliminary – Subject to further review

HOULIHAN LOKEY | 17

Project Capetown
Discussion Materials

# Company Overview

## Business Overview

- Headquartered in Beijing, China Hydroelectric Corporation ("CHC" or the "Company") is an owner, consolidator, developer and operator of small hydroelectric power projects (defined as 50 MW or below) in the People's Republic of China
- The Company's primary strategy is to identify, evaluate, acquire, develop, and operate small hydroelectric power projects in China
- The Company currently owns 23 completed projects located in four provinces with a total installed capacity of 517.8 MW and attributable installed capacity of 506.1 MW [1]
  - Zhejiang Province: 6 projects (192.6 MW)
  - Yunan Province: 8 projects (172.8MW)
  - Fujian Province: 8 projects (140.4 MW)
  - Sichaun Province: 1 project (12.0 MW)
- CHC was incorporated in Cayman Island in 2006 and has been listed on New York Stock Exchange since 2010 with the symbol "CHC"

## Completed Hydroelectric Projects Locations


Sichuan
Yunnan
Zhejiang
Fujian

## Capital Structure[2]

(Dollars in millions, except for per ADS[3] value)

| Enterprise Value | |
|---|---|
| Current (12/6/2013) | $2.56 |
| 52 Week High (11/04/2013) | $3.25 |
| 52 Week Low (27/12/2012) | $1.41 |
| Total ADS Outstanding (in millions) | 54.1 |
| Market Capitalization | 138.6 |
| Plus: Total Debt | 252.9 |
| Plus: Minority Interest | 0.5 |
| Less: Cash and Cash Equivalent | 17.7 |
| Enterprise Value | 374.4 |
| Attributable Installed Capacity (MW) | 506.1 |
| Enterprise Value / Attributable Installed Capacity (US$m / MW) | 0.74 |

| Book Value | |
|---|---|
| Total Assets | 741.2 |
| Less: Liabilities | 337.1 |
| Less: Minority Interest | 0.5 |
| Book Value | 403.5 |
| Less: Intangible Assets[4] | 119.7 |
| Tangible Book Value | 283.8 |
| Book Value per ADS | $7.45 |
| Tangible Book Value per ADS | $5.24 |

*Source: Company filings, CapitalIQ*

*Note:*

1. *The Company owns 74%, 74% and 55% stake in Jinwei, Jintang, and Jinlong projects, respectively. The attributable installed capacity excludes the installed capacity that the Company does not own based on its equity stake.*
2. *Market statistics as of December 6, 2013; Balance sheet items as of September 30, 2013*
3. *Each ADS contains 3 ordinary shares*
4. *Including goodwill*

Preliminary – Subject to further review
HOULIHAN LOKEY 18